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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): July 16, 1996

                            NUCLEAR METALS, INC.
                            --------------------
           (Exact name of Registrant as specified in its Charter)

 MASSACHUSETTS                0-8836                      04-2506761
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(State or other            (Commission            (IRS Employer jurisdiction
 incorporation)            File Number               of Identification No.

                2229 MAIN STREET, CONCORD, MASSACHUSETTS 01742
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             (Address of Principal Executive Offices) (Zip Code)

                               (508) 369-5410
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            (Registrant's Telephone Number, Including Area Code)


      -------------------------------------------------------------
      (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

         DENIAL OF NRC EXEMPTION

         The Company is required to maintain certain licenses issued by the United States Nuclear Regulatory Commission ("NRC") in order to possess and process depleted uranium materials. Under applicable licensing regulations pertaining to Decommissioning and Disposal ("D&D") at licensed sites, the Company was required to submit and did submit to the NRC a Decommissioning Funding Plan ("DFP") to provide for the possible future decommissioning of its Concord facility. The Company is also required to provide financial assurance for such decommissioning pursuant to 10 CFR 40.36(e)(4).

         Approximately 96% of the depleted uranium materials to which the DFP requirements apply were processed by the Company for the United States Government. Based on the terms of certain contracts that the Company entered into with the United States Government to process such depleted uranium materials, the Company believes that such materials continue to be owned by the United States Government and that the United States Government is obligated to pay for its percentage of the eventual decommissioning costs at the Concord site. Consistent with this view, the Company has been advised by its consultants that the United States Government traditionally has paid for decommissioning contractor facilities which support Government programs when they no longer are needed. In fact, the Government already has provided substantial funding for disposal and decontamination of obsolete equipment located at the Concord site, although the Government has not formally acknowledged responsibility for decommissioning obligations. (With respect to the cost of remediation of a holding basin located at the Concord site, the use of which has been discontinued, the United States Army has encouraged the Company to pursue Government funding pursuant to Public Law 85-804 on the grounds, INTER ALIA, that the funding is required to support a private company whose activities are essential to the national defense.) The

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Company's DFP reflected its position that it is obligated to provide financial assurance only with respect to the portion of the materials at the Concord facility which are attributable to the Company's commercial production for parties other than the United States Government and that this obligation was satisfied by a $750,000 letter of credit issued by the Company's bank.

         In December, 1994, NMI and NRC officials participated in an enforcement conference to discuss what the NRC described as the Company's apparent lack of compliance with the D&D regulations. On August 15, 1995, the Company submitted a written request for partial exemption from certain aspects of D&D requirements. The exemption request included alternative financial funding mechanisms not specifically provided for in the D&D regulations relating to that portion of required financial assurance for the DFP that the Company believes is the responsibility of the United States Government. In support of this request, the Company noted its position that the United States Government is obligated for the remaining D&D costs and that, as a matter of both contract and policy, should be expected to eventually fund such costs.

         By letter dated July 16, 1996, the NRC's Division of Nuclear Materials Safety (Region 1) (the "Division") denied the Company's request for partial exemption from certain aspects of the D&D funding requirements and directed that, within 60 days of the Division's letter, the Company provide satisfactory financial assurance from either the Company or Governmental sources. In its letter, the Division indicated that it will accept, as a satisfactory assurance, a Statement of Intent ("SOI") in compliance with 10 CFR 40.36(e)(4) from the United States Army or another Governmental agency to the effect that such agency intends to fund any costs for which the Company has not directly provided financial assurances, subject to public appropriation of the required funds. The Company and the NRC have followed-up with the United States Army in an effort to satisfy the NRC requirements, as the Company currently does not have sufficient funds to provide financial assurance for the entire cost of D&D at the Concord site. The Company continues to believe that the Army will provide assurance for its portion of the potential decommissioning costs. The Company is also considering, among other things: a direct appeal of the Division's decision to the NRC; or a petition, pursuant to 10 CFR 2.208, to request that the Commission amend or rescind the D&D regulations. There can be no assurance that any action taken by the Company in response to the Division's denial of the requested exemption, or in response to any future enforcement action, will be successful.

         In its letter, the Division indicated that failure to meet the NRC's requirements by September 14, 1996, may result in enforcement action. Such enforcement action could be in the form of a civil penalty, license modification or suspension or license revocation. Although the Company may also appeal any such enforcement action, such an action could have the practical effect of preventing the Company from fulfilling its obligations to a substantial portion of its customer base and, accordingly, could have a material and adverse impact on the Company's results of operations and financial position.

         The Company believes it is currently the sole source to the US Army of certain products which are investment cast with the Company's patented beryllium aluminum alloy and which are vital to certain Army programs. The Company also believes that its capabilities with respect to the conversion of UF 6 gas to depleted uranium metal stock make it strategically important to any future depleted uranium production which may be required for US Army DU penetrators and tank armor (although current inventories appear sufficient to supply announced procurement needs). The Company believes that its production capabilities may also be used to serve several Department of Energy needs for remediation of certain other environment hazards posed by the process of Nuclear power generation. For these reasons, the Company believes that the interests of the United States Government would be best served by the Company's continued operation under its current NRC licenses, but there can be no assurance that the various Governmental agencies served by NMI will take timely or favorable action to provide financial assurances to the NRC or provide such other relief as may be required to permit the Company's continued operation under the licenses.

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         UNCERTAIN BANK FINANCING

         The Company has notified its bank concerning the denial of the partial exemption requested from the NRC, as discussed above. The Company is currently reviewing with the bank the impact of the NRC Division's denial on both future advances and outstanding balances. At this time the bank has not indicated what action it will take as a response to the NRC Division's denial of the requested exemption. Any decision on the part of the bank to refrain from advancing additional funds could have a material adverse impact upon the Company's results of operations and financial condition. Any acceleration of the repayment of outstanding indebtedness to the bank could have material adverse impact upon the Company's operations and financial condition.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NUCLEAR METALS, INC.



                                       By: /s/ James M. Spiezio
                                           ---------------------------------
                                           James M. Spiezio, Vice President
                                           of Finance and Administration and
                                           Controller



Date: July 23, 1996







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